UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: June 25, 2012
(Date of earliest event reported)

CMG HOLDINGS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada --------------------------------	000-51770 --------------------------------	87-0733770 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5601 Biscayne Boulevard
Miami, FL 33137
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(Address of principal executive offices) (Zip Code)

(305) 751-0588
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(Registrant’s telephone no., including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets

This Current report on Form 8-K contains forward-looking statements which include, but are not limited to, statements concerning expectations as to our revenues, expenses, and net income, our growth strategies and plans, the status of evolving technologies and their growth potential, the adoption of future industry standards, expectations as to our financing and liquidity requirements and arrangements, the need for additional capital, and other matters that are not historical facts. These forward-looking statements are based on our current expectations, estimates, and projections about our industry, management’s beliefs, and certain assumptions made by it. Words such as “anticipates”, “appears”, “expects”, “intends”, “plans”, “believes, “seeks”, “estimates”, “may”, “will” and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual results could differ materially and adversely from those results expressed in any forward-looking statements, as a result of various factors. Readers are cautioned not to place undue reliance on forward-looking statements, which are based only upon information available as of the date of this report. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

On June 25, 2012, the Registrant, as a result of desiring to exit from the talent management business, has sold its wholly owned subsidiary Creative Management of Delaware, Inc. (formerly Creative Management Group, Inc., hereinafter “Creative Management”), to Creative Management Global, Inc. (hereinafter “Global”) pursuant to a Stock Purchase Agreement.  Global is looking to expand into the talent agency business in South America and the Asia Pacific region.
Creative Management is a talent management agency that provides custom marketing solutions that optimize profitability by concentrating in the sector of talent management. Creative Management has managed the careers of entertainment figures and personalities throughout sectors of literary, television, media training, image marketing, endorsements, licensing, contract negotiations and speaking appearances.

On June 19, 2012, CMG Holdings Group, Inc. changed the name of its subsidiary, Creative Management Group, Inc. to Creative Management Partners Group, Inc. On June 20, 2012 CMG Holdings Group, Inc. changed the name of Creative Management Partners Group, Inc. to Creative Management of Delaware, Inc.

The Purchase Price this Agreement calls for Global, Inc. to pay to the Registrant as consideration for the shares of Creative Management, a royalty payment and deferred payment. The Royalty Payment is effective as of the closing of this agreement and for a period of nineteen (19) months, pays 10% of cash or other forms of payment or compensation received as Gross Revenues less Direct Costs earned directly resulting from South American or Asia Pacific operations of the Creative Management pursuit to the sectors of management of entertainment figures and personalities throughout sectors of literary, television, media training, image marketing, endorsements, licensing, contract negotiations and speaking appearances.  The remainder of the Purchase Price, following payment of the Royalty Payments, will consist of a final payment the Registrant by Global, Inc. in the amount of One Hundred Thirty Three Thousand ($133,000). The final payment will be paid nineteen (19) months from closing date of the agreement, after Creative Management’s year-end 2013 financial statements are completed and audited by an independent accounting firm and that will reflect the total  Company Gross Revenues less Direct Costs for the years 2012, and 2013.

SECTION 9 - FINANCIAL STATAMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Stock Purchase Agreement dated June 25, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CMG HOLDINGS GROUP, INC.

Date: June 29, 2012	/s/ JAMES ENNIS
Name: James Ennis
Its: Chief Financial Officer